EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-102436) of Findwhat.com, Inc. of our report dated February 12, 2004, except for Note 9, as to which the date is April 1, 2004, relating to the financial statements of Comet Systems, Inc., which appears in the Current Report on Form 8-K/A of Findwhat.com dated March 22, 2004, which is incorporated by reference in this Amendment.

/s/ PricewaterhouseCoopers LLP

New York, New York
September 3, 2004